Exhibit 99.2
TABLE OF CONTENTS

Page
UNAUDITED CONSOLIDATED BALANCE SHEET AS OF AUGUST 31,2007	2

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED AUGUST 31, 2007 AND 2006	3

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED AUGUST 31, 2007 AND 2006	4

UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED AUGUST 31, 2007 AND 2006	5-7

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Unaudited Consolidated Balance Sheet
August 31, 2007
(In thousands except for share information)

2007

ASSETS

Current assets:
Cash	$2,538
Accounts receivable, net of allowance of $1,605	3,043
Other receivables	905
Due from affiliates	281
Inventories	5,849
Prepaid expense and other current assets	62

Total current assets	12,678

Property and equipment, net	392
Other assets	278

Total assets	$13,348

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current liabilities:
Accounts payable	$3,400
Due to affiliates	4,059
Accrued liabilities	1,526

Total current liabilities	8,985

Notes payable to shareholder	38,380

Total liabilities	47,365

Shareholder’s deficit:
Common stock, $1 par value, 5,000 shares authorized; 2 shares issued and outstanding	—
Additional paid-in capital	10,304
Accumulated other comprehensive income	552
Accumulated deficit	(44,873)

Total shareholder’s deficit	(34,017)

Total liabilities and shareholder’s deficit	$13,348

See accompanying notes to unaudited consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
Six months ended August 31, 2007 and 2006
(In thousands)

	2007	2006
Net sales	$16,030	$11,763
Cost of sales	10,245	8,499

Gross profit	5,785	3,264

Operating expenses:
Sales and marketing	2,007	1,449
General and administrative	4,211	3,565
Research and development	1,752	1,513

Total operating expenses	7,970	6,527

Operating loss	(2,185)	(3,263)

Interest income (expense), net	38	(38)
Foreign exchange gain (loss)	(4)	—
Other income	124	1,541

Loss before income taxes	(2,027)	(1,760)

Provision for income taxes	—	—

Net loss	$(2,027)	$(1,760)

See accompanying notes to unaudited consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows
Six months ended August 31, 2007 and 2006
(in thousands)

	2007	2006
Cash flows from operating activities
Net loss	$(2,027)	$(1,760)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	179	98
Decrease in provision for doubtful accounts and sales reserves	(393)	(553)
Gain on sale of marketable securities	(82)	(2)
Changes in current assets and liabilities:
Accounts receivable	4,129	1,792
Other receivables	(288)	(382)
Due from affiliates	258	(354)
Inventories	(1,487)	(3,050)
Prepaid expenses and other current assets	(23)	5
Other assets	(183)	(6)
Accounts payable	967	419
Accrued liabilities	(839)	98
Due to affiliates	653	2,485

Net cash provided by (used in) operating activities	864	(1,210)

Cash flows from investing activities
Sale of marketable securities	156	23
Purchase of property and equipment	(343)	(96)

Net cash used in investing activities	(187)	(73)

Cash flows from financing activities
Proceeds from notes payable to shareholder	—	3,641
Payments on notes payable to shareholder	(2,386)	—
Payments on bank line of credit	—	(2,464)

Net cash (used in) provided by financing activities	(2,386)	1,177

Effects of foreign exchange on cash	101	415

Net (decrease) increase in cash and cash equivalents	(1,608)	309
Cash and cash equivalents — beginning of period	4,146	526

Cash and cash equivalents — end of period	$2,538	$835

Supplemental cash flow information:
Income taxes paid	$—	$—

Interest paid	$18	$43

See accompanying notes to unaudited consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Unaudited Notes to Consolidated Financial Statements
Six Months Ended August 31, 2007 and 2006
NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business and Summary of Significant Accounting Policies
Winkler Atlantic Holdings Limited (“Winkler”) is a corporation organized under the laws of the British Virgin Islands. Winkler has the following wholly-owned operating subsidiaries: (i) Saitek Industries Ltd., a corporation organized under the laws of Hong Kong, (ii) Saitek Industries Ltd., a corporation organized under the laws of the state of Delaware, (iii) Saitek Elektronik Vertriebs GmbH, a corporation organized under the laws of Germany, (iv) Saitek Plc, a corporation organized under the laws of England and Wales, and (v) Saitek SA, a corporation organized under the laws of France (collectively referred to as “the Company”).
Saitek Hong Kong was a dormant company until December 1, 2006 when it was reactivated in contemplation of the sale of certain entities under the control of Winkler. Saitek Hong Kong provides certain product development and marketing services and sources products primarily from China for the other subsidiaries. Prior to December 1, 2006, the business activity, revenue and profits of Saitek Hong Kong resided within Saitek Electronic Manufacturing Services, an unconsolidated company affiliated by common ownership.
The Company’s products are designed, manufactured (primarily through third parties), marketed and distributed for both PC and console-based video game systems. The Company’s products include mice, keyboards, headsets, PC gaming controllers, as well as other PC peripherals.
The accompanying interim consolidated balance sheet as of August 31, 2007, and the statements of operations and cash flows for the six months ended August 31, 2007 and 2006 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim information and with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments consisting of normal recurring adjustments necessary for the fair presentation of the Company’s financial position at August 31, 2007 and its results of operations and cash flows for the six months ended August 31, 2007 and 2006. The results of operations for the six months ended August 31, 2007 are not necessarily indicative of the results to be expected for any other interim period or any fiscal year.
These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for Winkler Atlantic Holdings Limited filed as Exhibit 99.1 of the Current Report on Form 8-K/A of Mad Catz Interactive, Inc. dated November 14, 2007.
Principles of Consolidation
The consolidated financial statements include the accounts of Winkler and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Unaudited Notes to Consolidated Financial Statements
Six Months Ended August 31, 2007 and 2006
the useful life of fixed assets; allowances for doubtful accounts and sales returns; price protection; cooperative advertising and the valuation of fixed assets, inventory and investments. Actual results could differ from those estimates.
Inventories
Inventories usually consists of finished goods and are stated at the lower of cost, determined using the first-in, first-out method, or market. The Company regularly reviews inventory quantities on hand and in the retail channel in order to recognize any loss of utility in the period incurred.
Revenue Recognition
The Company evaluates the recognition of revenue based on the applicable provisions of Staff Accounting Bulletin No. 104, Revenue Recognition. Accordingly, the Company recognizes revenue when (1) there is persuasive evidence that an arrangement with the customer exists, which is generally a customer purchase order, (2) the products are delivered, which occurs when the risk of loss has been transferred to the customer, (3) the selling price is fixed or determinable and (4) collection of the customer receivable is deemed probable. The Company’s payment arrangements with customers typically provide net 30 day terms.
Amounts billed to customers for shipping and handling is included in net sales, and costs incurred related to shipping and handling is included in cost of sales.
Certain allowances for estimated future returns are provided upon recognition of revenue. We provide for anticipated returns of inventory in accordance with SFAS No. 48, Revenue Recognition When the Right of Return Exists by reducing revenue and the related cost of sales for the units estimated to be returned. This estimate is periodically adjusted based on historical and anticipated rates of returns.
Cooperative advertising with retailers is recorded when revenue is recognized in accordance with Emerging Issues Task Force Issue (“EITF”) No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products). Such consideration is characterized as a reduction of sales as the company does not receive a separate identifiable benefit and the fair value of the benefit cannot be reasonably estimated.
Research and Development
Research and development costs amounted to $1.7 million and $1.5 million for the periods ended August 31, 2007 and 2006, respectively. The Company got reimbursed from an unconsolidated related party for $1.4 million for the period ended August 31, 2006. The reimbursement is recorded as other income in the consolidated statement of operations.
Comprehensive Loss
SFAS No. 130, Reporting Comprehensive Income, requires classification of other comprehensive income in a financial statement and display of other comprehensive income separately from retained earnings and additional paid-in capital. Other comprehensive income primarily includes foreign currency translation adjustments and net unrealized gains and losses from investments in marketable securities.
Comprehensive loss for the six months ended August 31, 2007 and 2006 consists of the following components (in thousands):

	Six Months Ended
	August 31,
	2007	2006
Net loss	$(2,027)	$(1,760)
Foreign currency translation adjustment	43	456
Unrealized gain on marketable securities, net of tax	—	185

Comprehensive loss	$(1,984)	$(1,119)

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Unaudited Notes to Consolidated Financial Statements
Six Months Ended August 31, 2007 and 2006
Geographic Data
The Company’s accounts receivable and property and equipment are attributed to the following geographic regions (in thousands):

	August 31, 2007
	Accounts	Property
	Receivable,	and
	net	Equipment, net
Europe	$1,407	$145
North America	1,615	30
Rest of world	21	217

	$3,043	$392

The Company’s sales are attributed to the following geographic regions (in thousands):

	Six months ended
	August 31,
	2007	2006
Net sales:
Europe	$7,066	$5,553
North America	7,094	6,210
Rest of world	1,870	—

	$16,030	$11,763

Revenue is attributed to geographic regions based on the location of the customer. During the six months ended August 31, 2007, one customer individually accounted for 10% of the Company’s gross sales. During the six months ended August 31, 2006, two customers individually accounted for at least 10% of the Company’s gross sales, one accounted for 11% and the second for 10% of the Company’s gross sales for a combined total of 21% of gross sales.
At August 31, 2007, four customers individually accounted for at least 10% of total accounts receivable, one accounted for 32%, the second for 15%, the third for 13% and the fourth for 12% for a combined total of 72% of accounts receivable.
NOTE 2—NOTES PAYABLE TO SHAREHOLDER
At August 31, 2007, the balance of $38.4 million was owed to a shareholder, Winkler Atlantic Trust, a party related by common ownership. These loans were made to fund the operations of the Company. Subsequent to August 31, 2007, the shareholder of the Company forgave all outstanding loans to the Company.
NOTE 3 — SUBSEQUENT EVENTS
On September 30, 2007, the shareholder of the Company forgave the remaining outstanding loans to the Company. These loans totaled $38.4 million.
On November 14, 2007, the Company’s shareholder, entered into an acquisition agreement with Mad Catz Interactive, Inc. (“Mad Catz”), a corporation organized under the Canada Business Corporations Act, to sell all shares of the Company to Mad Catz. The acquisition closed on November 20, 2007. The purchase price consisted of $30.0 million, subject to post-closing working capital adjustments and less any indebtedness of the Company or its subsidiaries at the closing less any amounts the Company or its subsidiaries are required to pay as bonuses or commissions as a result of the transaction. The initial $29.5 million of consideration was paid by a cash payment of $15.0 million and the issuance of $14.5 million of convertible loan notes dated November 20, 2007.